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                                                                      EXHIBIT 23

Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statement No. 333-35901 of Amphenol Corporation on Form S-8 of our report dated January 16, 2001, appearing in this Annual Report on Form 10-K of Amphenol Corporation for the year ended December 31, 2000.


/s/ Deloitte & Touche LLP
Hartford, Connecticut

March 29, 2001